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                                                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of VISTA Information Solutions, Inc. of our report dated July 28, 1999, relating to the financial statements of Data Management Services Business of Moore Corporation Limited, which appears in the current Report on Form 8-K/A of VISTA Information Solutions, Inc. dated February 14, 2000.

                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP


Minneapolis, Minnesota
November 8, 2000